 Exhibit 99.1

Enphys Acquisition Corp. Announces Non-Binding Letter of Intent
to Acquire Advanced Biofuels Company

New York, NY (August 24, 2023) - Enphys Acquisition Corp. (NYSE: NFYS) (the “Company”) today announced that following four months of negotiations, due diligence and site visits, it signed a non-binding letter of intent for a business combination with a leading and well-established advanced biofuels company in Latin America (the “Target”) on August 18, 2023. However, no assurances can be made that the Company and the Target will successfully negotiate and enter into a definitive agreement regarding a business combination. Any transaction would be subject to board and equityholder approval of both the Company and the Target, regulatory approvals and other customary closing conditions.

About Enphys Acquisition Corp.

The Company is sponsored by Enphys Acquisition Sponsor LLC. The Company was formed for the purpose of executing a business combination with businesses which predominantly operate in Ibero-America and whose business strategy is aligned with energy transition and sustainability themes, in particular renewable energy.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the preliminary proxy statement (the “Preliminary Proxy Statement”) in connection with an extraordinary general meeting of shareholders of the Company for the purpose of, among other things, extending the time by which it has to consummate an initial business combination from October 8, 2023 to July 8, 2024 (the “Extension”), as well as other documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), because these documents contain important information about the Company and the Extension. Shareholders may obtain copies of the Preliminary Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Enphys Acquisition Corp., 100 Wall Street, 20th Floor, New York, NY 10005.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposals described in the Preliminary Proxy Statement. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Preliminary Proxy Statement, which may be obtained free of charge from the sources indicated above.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that are not historical facts. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s ability to enter into a definitive agreement within the time provided in the Company’s amended and restated memorandum and articles of association; the performance of the Target’s business; the risk that the approval of the Company’s shareholders for the business combination is not obtained; failure to realize the anticipated benefits of the business combination, including as a result of a delay in consummating the business combination; the amount of redemption requests made by the Company’s shareholders and the amount of funds remaining in the Company’s trust account after satisfaction of such requests; the Company’s and the Target’s ability to satisfy the conditions to closing the business combination; and those other factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Preliminary Proxy Statement (as defined below). The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact
Enphys Acquisition Corp.
Investor Relations
ir@enphys.com
+1 (646) 854 - 6565